Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 13, 2018, by and between LVMH Moët Hennessy - Louis Vuitton SE, a corporation organized under the laws of France (“Parent”), and Belmond Holdings 1 Ltd., a Bermuda exempted company (the “Class B Shareholder”) and a wholly-owned subsidiary of Belmond Ltd., a Bermuda exempted company (the “Company”).

RECITALS

WHEREAS, Parent, Palladio Overseas Holding Limited, a company organized under the laws of England and Wales and an indirect, wholly-owned subsidiary of Parent (“Holding”), Fenice Ltd., an exempted company organized under the laws of Bermuda and a wholly-owned subsidiary of Holding (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger on the date hereof (the “Merger Agreement”) which provides, subject to the conditions set forth therein, that Merger Sub shall be merged with and into the Company such that the separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the surviving company;

WHEREAS, the Class B Shareholder is the sole record holder and shared (together with the Company) beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 18,044,478 Class B common shares, par value $0.01 per share, of the Company (the “Class B Shares”) which represents all of the issued and outstanding Class B Shares (such shares, the “Existing Shares”).  The Existing Shares, together with any shares in the authorized share capital of the Company acquired by the Class B Shareholder after the date of this Agreement, whether upon by means of any purchase, dividend, distribution, stock split, recapitalization, contribution, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company or otherwise, are referred to in this Agreement collectively as the “Subject Securities”; and

WHEREAS, the Class B Shareholder is entering into this Agreement in order to induce the Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1	CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)        “Voting Expiration Date” shall mean the earliest of: (i) the date upon which the Merger Agreement is validly terminated in accordance with the terms of the Merger Agreement; (ii) the date upon which Parent and the Class B Shareholder agree to terminate this Agreement in writing; and (iii) the date upon which the board of directors of the Company makes an Adverse Recommendation Change in accordance with the terms of the Merger Agreement.

(b)       Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2	TRANSFER RESTRICTIONS

2.1         Restriction on Transfer of Voting Rights.  During the period from the date of this Agreement through the Voting Expiration Date, the Class B Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, in each case, except as permitted by this Agreement.

2.2         Restriction on Transfer of Subject Securities.  The Class B Shareholder agrees not to directly or indirectly sell, transfer (including by operation of Applicable Law), tender pursuant to a tender offer, convert, exchange, pledge, encumber, assign or otherwise dispose of, lend or hypothecate, including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Class B Shareholder (collectively, “Transfer”), or permit or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Subject Securities or any right or interest therein other than pursuant to the terms of this Agreement.

2.3         Stop Order.  The Class B Shareholder agrees with, and covenants to, Parent that the Class B Shareholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Securities unless such Transfer is made in compliance with this Agreement.

SECTION 3	COVENANTS OF THE CLASS B SHAREHOLDER

3.1         Voting Covenant.  The Class B Shareholder hereby agrees that, prior to the Voting Expiration Date, at any meeting of the shareholders of the Company, however called, and at every adjournment, recess or postponement thereof, and in any other circumstance in which the Class B Shareholder is entitled to vote, consent or give any other approval (including by written consent), unless otherwise directed in writing by Parent, the Class B Shareholder shall cause the Subject Securities to be voted (a) in favor of the Merger Agreement, including the Statutory Merger Agreement and the transactions contemplated thereby, including the Merger; and (b) against (i) any action or omission that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or the Statutory Merger Agreement or of the Class B Shareholder under this Agreement; (ii) any Acquisition Proposal, whether or not constituting a Superior Proposal; (iii) any action, agreement, proposal or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Company Shareholder Approval; and (iv) any amendment to the Company Organizational Documents, including any amendment that would authorize any additional shares or classes in the authorized share capital of the Company or change in any manner the rights and privileges, including voting rights, of any class of the authorized share capital of the Company.

3.2         Meeting Attendance.  The Class B Shareholder agrees to be present (in person or by proxy) at any meeting of the shareholders of the Company, however called, and at every adjournment, recess or postponement thereof, called to vote on any matter contemplated by this Agreement, the Merger Agreement or the Statutory Merger Agreement so that all of the Subject Securities shall be counted for the purpose of determining the presence of a quorum at such meetings, and to vote all of the Subject Securities in the manner required by this Agreement.

3.3         Waiver of Appraisal Rights.  THE CLASS B SHAREHOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS WHICH THE CLASS B SHAREHOLDER MAY HAVE AS TO APPRAISAL, DISSENT OR ANY SIMILAR OR RELATED MATTER, INCLUDING UNDER SECTION 106(6) OF THE BERMUDA COMPANIES ACT, WITH RESPECT TO THE MERGER, THE MERGER AGREEMENT, THE STATUTORY MERGER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR THE STATUTORY MERGER AGREEMENT.

SECTION 4	REPRESENTATIONS AND WARRANTIES OF THE CLASS B SHAREHOLDER

4.1         Representations and Warranties.  The Class B Shareholder hereby represents, warrants and covenants to Parent that the Class B Shareholder (a) is the record owner and shared (together with the Company) beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of the Subject Securities, which, at the date of this Agreement and at all times up until the earlier to occur of (i) the Effective Time and (ii) the Voting Expiration Date, will be free and clear of any Liens or other encumbrances (other than those created by this Agreement), (b) has the sole voting power and power of disposition over all of the Subject Securities, and (c) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the Company other than the Subject Securities Shares.  The Class B Shareholder has the legal capacity, power and authority to enter into and perform all of the Class B Shareholder’s obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Class B Shareholder and constitutes a valid and binding agreement of the Class B Shareholder, enforceable against the Class B Shareholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.  The execution and delivery of this Agreement by the Class B Shareholder does not, and the performance by the Class B Shareholder of the Class B Shareholder’s obligations under this Agreement shall not (a) violate any Applicable Law or Order applicable to the Class B Shareholder, (b) conflict with or violate the Organizational Documents of the Class B Shareholder or (c) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any Contract to which the Class B Shareholder is a party or by which the Class B Shareholder or any of the Class B Shareholder’s properties or assets, including the Subject Securities, are bound or affected.  The execution and delivery of this Agreement by the Class B Shareholder does not, and the performance by the Class B Shareholder of its obligations under this Agreement shall not, require clearance, consent, approval, order, waiver, license or authorization of or from, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Entity, except for applicable requirements, if any, under the Exchange Act.  There is no Action pending or, to the knowledge of the Class B Shareholder, threatened in writing against the Class B Shareholder before any Governmental Entity that, if adversely determined against the Class B Shareholder, would, or would reasonably be expected to, prevent, impair or materially delay the ability of the Class B Shareholder to perform its obligations under this Agreement.

SECTION 5	MISCELLANEOUS

5.1         Termination.  This Agreement shall terminate on the Voting Expiration Date; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve the Class B Shareholder from any liability arising from any breach of any provision of this Agreement prior to such termination.  For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

5.2         Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) if delivered (a) in person (upon delivery), (b) by international express courier service (on the second Business Day after deposit therewith) or (c) by electronic mail (upon transmission, provided no “bounceback” or notice of non-delivery is received) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.2):

if to the Class B Shareholder:

c/o Belmond USA Inc.
441 Lexington Avenue, Suite 504
New York, New York 10017
Attention: Ann Robertson
Email: ann.robertson@belmond.com

with an additional copy (which shall not constitute notice) to:

Belmond Ltd.
Shackleton House
4 Battle Bridge Lane
London
SE1 2HP
UK
Attention: Richard M. Levine
Email:  richard.levine@belmond.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael J. Aiello; Sachin Kohli
Email:  michael.aiello@weil.com; sachin.kohli@weil.com

if to Parent:

LVMH Moët Hennessy - Louis Vuitton SE
22 Avenue Montaigne
75008 Paris
Attention: Jean-Jacques Guiony; Bernard Kuhn
Email: jj.guiony@lvmh.fr; b.kuhn@lvmh.fr

with a copy (which shall not constitute notice) to:

Baker & McKenzie A.A.R.P.I.
1 rue Paul Baudry
75008 Paris, France
Attention: Stéphane Davin; Francois-Xavier Naime
Email: stephane.davin@bakermckenzie.com; francois-xavier.naime@bakermckenzie.com

Baker & McKenzie LLP
300 East Randolph Street
Chicago, Illinois 60601
Attention:   Craig A. Roeder; Thomas Hughes
Email:  craig.roeder@bakermckenzie.com; thomas.hughes@bakermckenzie.com

5.3         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

5.4         Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by each of the parties.

5.5         Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Class B Shareholder without the prior written consent of Parent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon the Class B Shareholder and the Class B Shareholder’s successors and assigns and shall inure to the benefit of Parent and its successors and assigns.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

5.6         Specific Performance.  Each party hereto acknowledges and agrees that irreparable damage would occur in the event of a breach by it of, or failure to perform under, this Agreement and that monetary damages or any other remedy at law, if available, would not be a sufficient remedy therefor.  Therefore, it is agreed that each party shall be entitled to specific performance and injunctive relief to prevent breaches of and enforce the provisions of this Agreement, and each party hereby waives any requirement for the securing or posting of any bond or other undertaking in connection with such remedy.  Such remedies shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement, whether at law or in equity.

5.7         Further Assurances.  From time to time prior to the Effective Time, the Class B Shareholder shall execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments or documents and take all such further lawful action as may be necessary or desirable as Parent may reasonably request for the purpose of effectively carrying out such Class B Shareholder’s obligations under this Agreement and to vest the power to vote the Subject Securities as contemplated by Section 3.

5.8         Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that State, without regard to any laws that might otherwise govern under applicable principles of conflicts or choice of law or otherwise; provided, however, that, (i) to the extent any provisions of this Agreement relate to the exercise of a director’s or officer’s fiduciary duties and/or similarly, statutory duties or obligations and/or (ii) statutory provisions or other Applicable Laws of Bermuda are mandatorily applicable to the Merger, such provisions shall be governed by and in accordance with the laws of Bermuda.

(b)        All Actions arising out of or relating to this Agreement and the transactions contemplated hereby, including the interpretation and enforcement hereof shall (except to the extent, and solely to the extent, that any such Action that relates to the Merger or the Statutory Merger Agreement mandatorily must be brought in Bermuda) be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom.  The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action and agree not to assert any Action in any other court or forum.  The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.  The parties to this Agreement agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 5.2 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

(c)        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CLAIM OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATED TO, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

(d)       The provisions of this Section 5.8 are not intended and shall not be deemed to constitute a submission by Parent to the jurisdiction of any United States federal or state court or any other United States Governmental Entity, other than and solely for purposes of any Action arising out of or relating to this Agreement and the transactions contemplated hereby as provided in this Section 5.8.

5.9         Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement electronically (including portable document format (.pdf)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

5.10       Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.11        Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.12       Construction.

(a)        For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)       The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)        As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)       Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

BELMOND HOLDINGS 1 LTD.

/s/ Ann Robertson
Name: Ann Robertson
Title: Assistant Secretary

LVMH MOËT HENNESSY - LOUIS VUITTON SE

/s/ Bernard Kuhn
Name: Bernard Kuhn
Title: General Counsel